Exhibit 10.38


                          AMENDMENT NO. 1 TO INCENTIVE
                  STOCK OPTION AGREEMENTS DATED MARCH 15, 1993,
                      APRIL 11, 1994, AND FEBRUARY 8, 1996



        This Amendment No. 1 (the "Agreement") to Incentive Stock Option Agreements dated March 15, 1993, April 11, 1994, And February 8, 1996 between Amylin Pharmaceuticals, Inc. (the "Company") and Howard E. Greene, Jr. ("Optionee") (the "Option Agreements") is effective as of September 1, 1996 (the "Effective Date").


                                    RECITALS

        WHEREAS, the Option Agreements provide to Optionee options to purchase up to the following numbers of shares of the Company's Common Stock (the "Options"), subject to the conditions set forth in the Option Agreements, including but not limited to continued employment of the Optionee by the
Company:

                 March 15, 1993 Option          50,000 shares
                 April 11, 1994 Option         100,000 shares
                 February 8, 1996 Option        40,000 shares

        WHEREAS, the Optionee and the Company have agreed a change in the Optionee's employee status from full-time to half-time, and have further agreed that the Optionee will continue to vest shares under the Agreement, but at one-half the rate of vesting set forth in the Option Agreements.

        NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Optionee and the Company hereby agree as follows:


                                    AGREEMENT

         MARCH 15, 1993 AND APRIL 11, 1994 OPTION AGREEMENTS.

         As of the Effective Date, the parties hereby agree that, subject to the conditions set forth in the March 15, 1993 and April 11, 1994 Option Agreements, the rate at which the Options will become exercisable shall be reduced so that the Options will now become exercisable with respect to .034223135% of the total number of shares subject to such option for each day of continuous employment occurring after the Effective Date. Shares of the Company's Common Stock exercisable under the Options prior to the Effective Date shall continue to be exercisable following the Effective Date subject to the conditions in the Option Agreements.



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Amendment No. 1 to Incentive Stock Agreements
September 1, 1996
Page 2


        FEBRUARY 8, 1996 OPTION AGREEMENT.

        The parties agree that, rather than becoming exercisable on the Anniversary Date of February 8, 1997 with respect to one-fourth (1/4) of the total number of shares subject to the Option granted in February 8, 1996 Option Agreement, such Option shall become exercisable on July 17, 1997 with respect to one-fourth (1/4) of the total number of shares subject to the option, provided that the Optionee continues as an employee of the Company or an affiliate through July 17, 1997.

        After July 17, 1997, for as long as the Optionee continues as an employee of the Company or an affiliate, the rate at which the Option will become exercisable shall be reduced so that the Option will now become exercisable with respect to .034223135% of the total number of shares subject to this Option.


        Except as specifically provided herein, this Agreement is not intended and shall not be construed to amend or in any way alter the terms and conditions of the Option Agreements.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

AMYLIN PHARMACEUTICALS, INC.                OPTIONEE:



By:/s/ Bradford J. Duft                            By:/s/ Howard E. Greene, Jr.
      Bradford J. Duft                                Howard E. Greene, Jr.
      Vice President and General Counsel